Exhibit 8

                                  June 5, 1996

Southdown, Inc.
1200 Smith Street, Suite 2400
Houston, Texas 77002-4486

Ladies and Gentlemen:

We have acted as counsel to Southdown, Inc., a Louisiana corporation (the "Company"), in connection with the offer by the Company to exchange $1,000 principal amount of its 10% Senior Subordinated Notes due 2006, Series B (the "Series B Notes") for each outstanding $1,000 principal amount of its 10% Senior Subordinated Notes due 2006 (the "Original Notes") of which an aggregate of $125,000,000 principal amount is outstanding (the "Exchange Offer"). The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (Registration No. 333-02585), as amended, with respect to the Exchange Offer (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act").

We have examined originals or copies of the Registration Statement and of (a) the Indenture dated as of March 19, 1996 (the "Indenture") by and between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), pursuant to which the Original Notes were issued and pursuant to which the Series B Notes will be issued, (b) the Restated Articles of Incorporation and Bylaws of the Company, each as amended to date, (c) certain resolutions of the Board of Directors of the Company, and (d) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies and the truthfulness of all statements of fact contained therein.

Based on the foregoing, we are of the opinion that the statements under the caption "Certain Federal Income Tax Considerations" in the Prospectus included in the Registration Statement, insofar as they are statements of law or legal conclusions, are correct in all material respects.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8 to the Registration Statement and to the references to our firm under the caption "Certain Federal Income Tax Considerations" in the Prospectus included in the Registration Statement.

                                              Very truly yours,
                                              Bracewell & Patterson, L.L.P.